Exhibit 99.2

BANK ONE ISSUANCE TRUST
Asset Pool One Monthly Servicer’s Certificate

Monthly Period: December 2002

1.
Capitalized terms used in this certificate have their respective meanings set forth in the Indenture, dated as of May 1, 2002 and the Asset Pool One Supplement, dated as of May 1, 2002, each between Bank One Issuance Trust and Wells Fargo Bank Minnesota, National Association, and the Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002, between Bank One, Delaware, National Association (formerly First USA Bank, National Association) and The Bank of New York (Delaware).

2.	Bank One, Delaware, National Association is, as of the date hereof, the Transferor, Servicer and Administrator under the Transfer and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	Collateral of Asset Pool One as of the last day of the related Monthly Period

	Collateral Certificates		8,500,000,000.00
	Principal Receivables		4,032,193,567.66
	Excess Funding Amount		0.00

	TOTAL		12,532,193,567.66

5a.	The Nominal Liquidation Amount of Asset Pool One notes as of the last day of the related Monthly Period

	ONEseries		6,525,000,000.00

	TOTAL		6,525,000,000.00

5b.	Asset Pool One Transferor Amount as of the last day of the related Monthly Period		6,007,193,567.66

5c.	Asset Pool One Required Transferor Amount for the related Monthly Period		161,287,742.71

6a.	The aggregate amount of Collections of Principal Receivables received by Asset Pool One for the related Monthly Period		2,220,158,513.63

6b.	The aggregate amount of Collections of Principal Receivables allocated pursuant to Section 3.3 of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	52.63%	1,168,519,226.58

	TOTAL	52.63%	1,168,519,226.58

7a.	The aggregate amount of Collections of Finance Charge Receivables received by Asset Pool One for the related Monthly Period		174,461,262.62

7b.	The aggregate amount of Collections of Finance Charge Receivables allocated pursuant to subsection 3.2(a) of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	52.63%	91,822,875.90

	TOTAL	52.63%	91,822,875.90

8a.	The Asset Pool One Servicing Fee for the related Monthly Period		15,496,679.44

8b.	The Asset Pool One Servicing Fee allocated to each Series pursuant to subsection 3.4(b) of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	52.63%	8,156,250.00

	TOTAL	52.63%	8,156,250.00

9a.	The Asset Pool One Default Amount for the related Monthly Period		59,130,204.57

9b.	The Asset Pool One Default Amount allocated to each Series pursuant to subsection 3.2(b) of the Asset Pool One Supplement for the related Monthly Period

	ONEseries	52.63%	31,121,553.03

	TOTAL	52.63%	31,121,553.03

10.	The percentage of outstanding balances in Asset Pool One that were delinquent as of the end of the day of the last day of the related Monthly Period.

	30-59 days		1.35%
	60-89 days		0.87%
	90-119 days		0.71%
	120-149 days		0.57%
	150-179 days		0.47%

	TOTAL		3.97%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this 13th day of January 2002.

BANK ONE, DELAWARE, National Association as Servicer

By:	/s/ MICHAEL J. GRUBB
Michael J. Grubb First Vice President